UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders of MAKO Surgical Corp. (the “Company”) was held on June 5, 2012 at the Company’s headquarters in Fort Lauderdale, Florida. The Company submitted the four proposals listed below to a vote of stockholders, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012. The final results of voting are as follows:

Proposal 1 – Election of three Class II directors, each to serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Charles W. Federico	22,368,301	1,006,970	12,816,781
Maurice R. Ferré, M.D.	23,004,324	370,947	12,816,781
Frederic H. Moll, M.D.	23,214,194	161,077	12,816,781

Each of the nominees recommended in Proposal 1 was elected. The Company’s other directors who were in office prior to the 2012 annual meeting of stockholders and with terms of office that continue after the meeting are S. Morry Blumenfeld, Ph.D., Christopher C. Dewey, John G. Freund, M.D., Richard R. Pettingill, William D. Pruitt, and John J. Savarese, M.D.

Proposal 2 – Approval by non-binding advisory vote of the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
22,716,976	304,896	353,399	12,816,781

Proposal 2 was approved.

Proposal 3 –Approval of the material terms of the performance goals under the Company’s 2008 Omnibus Incentive Plan, in accordance with section 162(m) of the Internal Revenue Code:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,104,843	8,169,006	101,422	12,816,781

Proposal 3 was approved.

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012:

FOR	AGAINST	ABSTAIN
35,917,127	137,483	137,442

Proposal 4 was approved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: June 11, 2012	By	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel, and Secretary

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